UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement

On December 9, 2004, River Rock Entertainment Authority (the "Authority") entered into an employment agreement with Douglas Searle whereby Mr. Searle will continue to serve as the Chief Executive Officer and General Manager of the River Rock Casino. The agreement is effective as of December 24, 2004, and continues through December 24, 2007, unless terminated earlier by the parties under the terms of the agreement. The agreement provides for the payment to Mr. Searle of an initial annual base salary of $300,000.00, which shall be increased annually by five percent. Mr. Searle will also receive a fixed annual bonus equal to fifteen percent of his annual base salary. In addition, Mr. Seale will be entitled to an annual discretionary bonus of up to twenty-five percent of his annual base salary based on various subjective criteria. If Mr. Searle’s employment is terminated for reasons other than cause, including death or disability, Mr. Searle will be entitled to his salary for three months and a bonus equal to twenty-five percent of his prior year’s bonus. Either party may terminate the agreement within 90 days written notice. The full text of the employment agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Agreement, effective as of December 24, 2004, between River Rock Entertainment Authority and Douglas Searle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2004
River Rock Entertainment Authority

	By:	/s/ Douglas Searle

Douglas Searle Chief Executive Officer